Exhibit 1.01

IMAX CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2021

This report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of such products. The term “conflict mineral” is defined in Form SD under the SEC’s conflict mineral rules as: (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country that shares an internationally recognized border with the DRC, including The Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola (collectively, the “Covered Countries”) or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Covered Countries.

Tin, Tungsten, Tantalum and Gold will herein be referred to as the “3TGs”.

Pursuant to the Rule, IMAX Corporation (herein referred to as “IMAX” or the “Company”) has undertaken a reasonable country of origin inquiry (“RCOI”) for products manufactured or contracted to be manufactured by IMAX during calendar year 2021. In response to representations from certain of its suppliers obtained in the course of the RCOI, IMAX has conducted due diligence on the source and chain of custody of the necessary 3TGs in its products that it had reason to believe could have originated from the Covered Countries.

This report has been prepared by management of IMAX. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

References herein to the Company’s Investor Relations website are provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the SEC.

1.	Company Overview

IMAX is one of the world’s leading entertainment technology companies, specializing in technological innovations powering the presentation of some of today’s most immersive entertainment experiences. The Company leverages its innovative technology and engineering in all aspects of its business, which principally consists of (1) the digital remastering of films and other presentations into the IMAX format by enhancing their image resolution and sound quality for exhibition in the IMAX network; and (2) the sale or lease of premium IMAX theater systems (“IMAX theater systems”) to exhibitor customers. The IMAX theater systems contain many electronic components, which in turn contain 3TGs that are necessary to their functionality or production.

2.	Supply Chain

IMAX develops and designs all of the key elements of the proprietary technology involved in IMAX theater systems. Fabrication of a majority of parts and sub-assemblies, however, is subcontracted to a group of third-party suppliers. IMAX is therefore a purchaser of parts, components and manufactured products that are many steps downstream in the minerals supply chain. As a result, IMAX’s due diligence measures can provide only reasonable and not absolute assurance regarding the source and chain of custody of the necessary 3TGs. IMAX’s due diligence processes are based on the necessity of seeking data from its direct suppliers and those suppliers seeking similar information within their respective supply chains to identify the original sources of the necessary 3TGs.

3.	Product Description

IMAX theater systems may contain conflict minerals within the following components:

•	Tantalum, primarily used in capacitors;

•	Tin, used in soldered components;

•	Tungsten, used in lamp electrodes (solely for non-laser based IMAX theater systems); and

•	Gold, used in circuit boards, electrodes, connectors and electronic components.

4.	Reasonable Country of Origin Inquiry

IMAX has engaged a third-party service provider, Assent, to assist with its conflict minerals program. For 2021, IMAX began its RCOI by compiling a list of suppliers, which was extracted from the Company’s vendor list. The list was then filtered to ensure that all suppliers surveyed by the Company provided items that were used in final products in 2021. Specifically, the list was filtered to remove:

•	Service providers/suppliers;

•	Indirect materials suppliers; and

•	Inactive suppliers (minimum 1 year since last purchase).

The filtered list, which contains 552 suppliers, was provided to Assent and uploaded to Assent’s Compliance Manager software system (“Assent Compliance Manager”). Out of these suppliers, 64% submitted complete Conflict Mineral Report Templates (“CMRTs”), 0% submitted incomplete CMRTs, 3% made invalid submissions, and 33% did not make any submissions.

The Assent Compliance Manager is a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow in-scope suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The Assent Compliance Manager also provides functionality that meets the OECD Guidance (as defined below) process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement.

Assent conducted additional analysis of the supply chain to identify suppliers who are potentially out of scope. Based on Assent’s analysis, IMAX reviews and confirms which suppliers can be removed. These suppliers can be removed based on the following factors, which were provided either directly by the suppliers or through Assent’s secondary analysis:

•	Whether a supplied product was merely packaging (labels do not count as packaging);

•	Whether the parts a supplier used did not end up in the final product (e.g., such as equipment used to make the product, including industrial equipment, computers, etc.);

•	Whether a supplier used test labs to determine, for example, the resistance or durability of a product;

•	Whether a supplier was solely a service provider; and

•	Whether a supplier supplied anything to IMAX in the last year.

After limiting the scope of inquiry, Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Responsible Minerals Initiative (“RMI”) called the CMRT. The CMRT was developed to facilitate general disclosures and information regarding smelters or refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict minerals policy, the engagement process with its direct suppliers and identification of the smelters or refiners used by the supplier. Suppliers were contacted a minimum of three times by the Assent Compliance Manager. Non-responsive suppliers were also contacted by Assent on a one-on-one basis, with two follow-ups. Communications from Assent also included training and education on completion of the CMRT, as well as access to a resource center for suppliers designed to answer questions. All communications with suppliers were monitored and tracked in Assent’s system for future reporting and transparency.

For calendar year 2021, IMAX’s program continued to include automated data validation on all submitted CMRTs. The goal of automated data validation is to increase the accuracy of submissions and to identify any contradictory answers provided in a CMRT. All submitted forms are accepted so that data is retained and classified as valid or invalid. Suppliers who submit invalid forms are contacted and are encouraged to resubmit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help.

After completing the RCOI, IMAX then implemented due diligence measures on the source and chain of custody of such conflict minerals, as further described below.

5.	Due Diligence

As a result of the RCOI, IMAX has reason to believe that some of the 3TG minerals included in IMAX theater systems may have originated in the Covered Countries. Therefore, IMAX conducted supply chain due diligence on the source and chain of custody of the minerals, in a manner consistent with the framework promulgated by the Organisation for Economic Co-operation and Development (“OECD”) and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (“OECD Guidance”), an internationally recognized due diligence framework. The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance on how to achieve each step. IMAX developed a due diligence process to address each of these five steps, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence

5.1	Establish Strong Company Management Systems

5.1.1	Conflict Minerals Policy

IMAX first adopted a Conflict Minerals Policy in 2014 committed to addressing the concern that certain minerals that are contained in IMAX theater systems may contribute to the funding of military conflict and human rights violations in the Covered Countries. The policy is reviewed and updated on a periodic basis and was revised in September 2019. Through this policy, IMAX has encouraged its suppliers and sub-suppliers to responsibly source 3TGs. This policy is available publicly on the Governance page of the Company’s Investor Relations website at http://www.imax.com/content/investor-relations.

5.1.2	Internal Team and Third-Party Service Provider

To ensure compliance with the Conflict Minerals Policy, IMAX established an internal management system to support the conflict minerals team, which includes representatives from IMAX’s technology, supply chain management and legal teams. The conflict minerals team is responsible for implementing IMAX’s conflict minerals program. Management, including senior members of the technology and procurement groups, are briefed about issues arising under the Company’s conflict minerals compliance program.

The Company also used Assent, a third-party service provider, to assist with evaluating supply chain information regarding 3TGs and identifying potential risks, as well as to assist in the development and implementation of additional due diligence steps for the Company to undertake with suppliers regarding conflict minerals.

5.1.3	Control Systems

Controls adopted include, but are not limited to, IMAX’s Code of Business Conduct and Ethics, which outlines expected behaviors for all IMAX employees, IMAX’s Conflicts Minerals Policy, the IMAX Supplier Compliance Document, and supplier conflict minerals contract clauses as further described below.

A number of parts contained in IMAX’s products are commercial, off-the-shelf (“COTS”) components. Each new purchase order for COTS components requires that the supplier assist the Company in implementing its Conflict Minerals Policy, such as by completing the CMRT. IMAX further compiles a list of all unique COTS items contained in IMAX products and contacts the manufacturers of each COTS items to request completion of the CMRT.

IMAX also contracts with various suppliers for fabricated assemblies. Based on drawings provided by IMAX, suppliers fabricate a portion of these assemblies from various materials, such as metal for enclosures. All metal fabrication drawings generated by IMAX specifically state the materials used are to be conflict-free. These fabricated assemblies are in turn used by IMAX in the assembly of its products. All new purchase agreements for the manufacturing of assemblies incorporated into IMAX products contain clauses that require suppliers to assist IMAX in implementing its Conflict Minerals Policy, such as by completing the CMRT. However, contracts with the Company’s direct suppliers are frequently multi-year term contracts. In the case of existing contracts, the Company generally is unable to unilaterally impose new contract terms prior to expiration of the contract. However, IMAX works individually with key selected suppliers to ensure they provide 3TG sourcing information for current contracts. As the Company renews contracts or enters into new ones, it intends to add a clause that requires all applicable suppliers to assist IMAX in implementing its Conflict Minerals Policy.

5.1.4	Supplier Engagement

With respect to the OECD Guidance requirement to strengthen engagement with suppliers, IMAX has, through Assent, provided education on conflict minerals regulation as well as communicated IMAX’s expectations of the parties’ continued business relationship through video, recorded training and documented instructions. IMAX utilizes Assent’s learning management system, Assent University, and provides all of its in-scope suppliers with access to conflict minerals training courses available through such program. Feedback from engagement with suppliers has further allowed IMAX to enhance the supplier training, and to ensure that communications with the Company’s suppliers are focused and adapted appropriately to each supplier. The Company has also leveraged processes and educational opportunities available through Assent in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources.

5.1.5	Grievance Mechanism

In the event of an actual or possible violation of the Company’s policies, including the Company’s Conflict Minerals Policy, employees (internal) and suppliers (external) can report violations as part of the Company’s whistleblower protocol for reporting suspected violations of the IMAX Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics provides the method by which such reports can be made and is available on the Governance page of the Company’s Investor Relations website at http://www.imax.com/content/investor-relations.

5.1.6	Maintain Records

Assent has implemented a document retention policy and maintains all relevant documentation in a database that can be audited by internal or external parties for a minimum of five years, as per the OECD Guidance.

5.2	Identify and Assess Risk in the Supply Chain

Because of IMAX’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify actors upstream from the Company’s direct suppliers. The majority of IMAX’s direct suppliers who were asked to submit a CMRT and who provided a CMRT identified their components and products as containing 3TGs. These suppliers are relied upon to provide IMAX with information about the source of 3TGs contained in the components and products supplied to us.

IMAX does not have a direct relationship with smelters and refiners and does not perform direct audits of the pre-supply chain of these entities. Risks are identified based on criteria established for supplier responses in IMAX’s conflict minerals compliance system. Specifically, with assistance from Assent, supplier risk is classified as high, medium or low based on various scoring criteria, including: (1) whether there is known or plausible evidence of unethical or conflict sourcing by the smelter or refiner; (2) an analysis of the smelter or refiner country and its proximity to Covered Countries; (3) the smelter or refiner’s audit status with the RMI’s Responsible Minerals Assurance Process (“RMAP”); (4) known mineral source country of origin; and (5) whether peer assessments were conducted by credible third-party sources. Where a smelter or refiner is claimed to be “conflict-free”, the facility is cross-referenced against the lists maintained by the RMI. In cases where IMAX identifies supplier risk, IMAX will contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

If any of IMAX’s direct suppliers report a high-risk smelter on its CMRT, Assent will request that the supplier in question provide a product-level and/or user-defined CMRT. This helps to enable IMAX to determine if there is any connection between IMAX theater systems and the high-risk smelters reported. The results of IMAX’s smelter and refiner data analysis are described in Section 6 below.

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in its products, including (1) seeking information about 3TG smelters and refiners in the supply chain through requesting that suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5.3	Design and Implement a Strategy to Respond to Risks

As described in IMAX’s Conflict Minerals Policy, IMAX will engage with any suppliers whom it has reason to believe may be supplying the Company with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that do not support such conflict, as provided in the OECD Guidance.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program. At present, the Company has found no instances where it was necessary to terminate a contract or find a replacement supplier.

5.4	Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain.

Instead, the Company relies on third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility’s sourcing practices on behalf of its compliance partners.

5.5	Report Annually on Supply Chain Due Diligence

The Company reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. The Company’s Form SD and Conflict Minerals Report can be found on the Governance page of the Company’s Investor Relations website (http://www.imax.com/content/investor-relations).

IMAX has also considered impacts from the European Union Conflict Minerals Rule when disclosing details regarding due diligence efforts. IMAX will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the public reporting.

6.	Due Diligence Results

The large majority of the responses received provided data at a company or divisional level, meaning that the 3TG may or may not actually be present in the components or parts actually supplied to IMAX. In many other cases, the suppliers were unable to specify the smelters or refiners used for components supplied to IMAX. Furthermore, suppliers did not always provide smelter or refiner lists nor were the smelter or refiner lists they did supply consistently completed with smelter or refiner identification numbers. In addition, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs. Therefore, IMAX was unable to validate that any of these smelters or refiners are actually in its supply chain.

As of May 20, 2022, IMAX had received 399 CMRTs from suppliers for an overall response rate of 64%. Of the responses received, 104 suppliers claimed that they source 3TGs from the Covered Countries. There were 16 invalid supplier submissions. Many suppliers were unable to provide all of the smelters or refiners used for materials supplied to IMAX, and some responses indicated an “unknown” status with respect to the origin of their materials.

As of May 20, 2022, IMAX had validated 333 legitimate smelters or refiners and continues to work to validate the additional smelter and refiner entries from the submitted CMRTs. IMAX has included the current list of valid smelters and refiners disclosed to it by suppliers in Annex 1 to this report.

Based on the smelter and refiner lists provided by suppliers via the CMRTs, which were in turn validated against the RMI as described above, the Company is aware of (i) 230 conflict-free smelters or refiners and (ii) 18 smelters or refiners that have begun the process to be validated as conflict-free, and which are active in the RMAP but have not yet been validated as conflict-free. Annex 2 includes an aggregate country list of known smelter or refiner sourcing countries.

7.	Steps to Be Taken to Mitigate Risk

Going forward, IMAX intends to take the following steps to further improve its due diligence and to further mitigate any risk that the necessary 3TGs in IMAX products could benefit armed groups in the Covered Countries:

•	Periodically reevaluate and enhance clauses in new purchase orders and supplier contracts to assist in implementing the Company’s conflict minerals program;

•	Pursue strategies to increase the number of suppliers providing information while working with suppliers to move to the latest version of the CMRT;

•

Engage any suppliers found to be supplying the Company with 3TG from sources that support conflict in the Covered Countries and encourage them to establish an alternative source of 3TG that does not support such conflict; and

•

Continue to emphasize clean and validated smelter or refiner information from the supply chain as the list of conflict-free smelters and refiners grows and more smelters declare their intent to enroll in the program.

•	Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•	Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

All suppliers who do not know the origin of the 3TGs in their products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Guidance. The goal for these suppliers is to determine origin of their 3TGs and, if not from recycled or scrap resources, then to ensure a conflict-free origin. Should suppliers of parts that are at a high risk of containing 3TGs remain unresponsive or if suppliers are unable to definitively determine origin and to take necessary subsequent steps to ensure that their products are conflict-free, IMAX will consider replacing such suppliers.

Smelter & Refiner Risk Evaluation

Understanding the risks associated with the smelters and refiners potentially providing material into IMAX’s supply chain is an important part of the due diligence process. Through Assent, IMAX conducts a comprehensive and ongoing analysis through Assent’s smelter library manager to assess sourcing risk. This information is used to:

•	Provide supplier feedback;

•	Determine the health of the Company’s overall program;

•	Conduct outreach to smelters, refiners and their respective associations; and

•	Provide detailed analysis in this report.

The following risk categories are used for smelter evaluation and risk determination:

Geo-Risk:

•

Did the mineral originate from or has it been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?

Audit Status:

•	Have the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance?

•

Assent relies on the RMI audit standard, including cross-recognition of the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards, including the OECD Guidance.

Sourcing Risk:

•	Has evidence of any other red flag that is supported by credible sources been identified?

Annex 1

Metal	Smelter Name	Smelter Facility Location	Smelter ID

Tungsten	A.L.M.T. Corp.	Japan	CID000004

Gold	Advanced Chemical Company	United States of America	CID000015

Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058

Gold	Argor-Heraeus S.A.	Switzerland	CID000077

Gold	Asahi Pretec Corp.	Japan	CID000082

Gold	Asaka Riken Co., Ltd.	Japan	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103

Tungsten	Kennametal Huntsville	United States of America	CID000105

Gold	Aurubis AG	Germany	CID000113

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128

Gold	Boliden AB	Sweden	CID000157

Gold	C. Hafner GmbH + Co. KG	Germany	CID000176

Gold	Caridad	Mexico	CID000180

Gold	CCR Refinery—Glencore Canada Corporation	Canada	CID000185

Gold	Cendres + Metaux S.A.	Switzerland	CID000189

Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228

Gold	Chimet S.p.A.	Italy	CID000233

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258

Gold	Chugai Mining	Japan	CID000264

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281

Tin	Alpha	United States of America	CID000292

Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343

Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359

Gold	Dowa	Japan	CID000401

Tin	Dowa	Japan	CID000402

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425

Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438

Tin	Estanho de Rondonia S.A.	Brazil	CID000448

Tantalum	F&X Electro-Materials Ltd.	China	CID000460

Tin	Fenix Metals	Poland	CID000468

Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493

Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555

Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671

Gold	LT Metal Ltd.	Korea, Republic of	CID000689

Gold	Heimerle + Meule GmbH	Germany	CID000694

Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766

Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773

Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807

Gold	Istanbul Gold Refinery	Turkey	CID000814

Gold	Japan Mint	Japan	CID000823

Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825

Gold	Jiangxi Copper Co., Ltd.	China	CID000855

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917

Gold	Asahi Refining USA Inc.	United States of America	CID000920

Gold	Asahi Refining Canada Ltd.	Canada	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927

Gold	JSC Uralelectromed	Russian Federation	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937

Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942

Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956

Gold	Kazzinc	Kazakhstan	CID000957

Tungsten	Kennametal Fallon	United States of America	CID000966

Gold	Kennecott Utah Copper LLC	United States of America	CID000969

Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029

Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032

Gold	Lingbao Gold Co., Ltd.	China	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058

Tin	China Tin Group Co., Ltd.	China	CID001070

Tantalum	LSM Brasil S.A.	Brazil	CID001076

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105

Gold	Materion	United States of America	CID001113

Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119

Tin	Metallic Resources, Inc.	United States of America	CID001142

Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147

Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152

Gold	Metalor Technologies S.A.	Switzerland	CID001153

Gold	Metalor USA Refining Corporation	United States of America	CID001157

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161

Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163

Tin	Mineracao Taboca S.A.	Brazil	CID001173

Tantalum	Mineracao Taboca S.A.	Brazil	CID001175

Tin	Minsur	Peru	CID001182

Gold	Mitsubishi Materials Corporation	Japan	CID001188

Tin	Mitsubishi Materials Corporation	Japan	CID001191

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193

Tantalum	NPM Silmet AS	Estonia	CID001200

Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220

Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236

Gold	Nihon Material Co., Ltd.	Japan	CID001259

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277

Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337

Gold	PAMP S.A.	Switzerland	CID001352

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397

Tin	PT Artha Cipta Langgeng	Indonesia	CID001399

Tin	PT Babel Inti Perkasa	Indonesia	CID001402

Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406

Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421

Tin	PT Bukit Timah	Indonesia	CID001428

Tin	PT Mitra Stania Prima	Indonesia	CID001453

Tin	PT Panca Mega Persada	Indonesia	CID001457

Tin	PT Prima Timah Utama	Indonesia	CID001458

Tin	PT Refined Bangka Tin	Indonesia	CID001460

Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463

Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468

Tin	PT Timah Tbk Kundur	Indonesia	CID001477

Tin	PT Timah Tbk Mentok	Indonesia	CID001482

Tin	PT Timah Nusantara	Indonesia	CID001486

Tin	PT Tinindo Inter Nusa	Indonesia	CID001490

Tin	PT Tommy Utama	Indonesia	CID001493

Gold	PX Precinox S.A.	Switzerland	CID001498

Tantalum	QuantumClean	United States of America	CID001508

Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522

Gold	Royal Canadian Mint	Canada	CID001534

Tin	Rui Da Hung	Taiwan	CID001539

Gold	Sabin Metal Corp.	United States of America	CID001546

Gold	Samduck Precious Metals	Korea, Republic of	CID001555

Gold	Samwon Metals Corp.	Korea, Republic of	CID001562

Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756

Tin	Soft Metais Ltda.	Brazil	CID001758

Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798

Gold	Super Dragon Technology Co., Ltd.	China	CID001810

Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875

Tantalum	Telex Metals	United States of America	CID001891

Tin	Thaisarco	Thailand	CID001898

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916

Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947

Gold	Torecom	Korea, Republic of	CID001955

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980

Gold	United Precious Metal Refining, Inc.	United States of America	CID001993

Gold	Valcambi S.A.	Switzerland	CID002003

Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044

Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082

Gold	Yamakin Co., Ltd.	Japan	CID002100

Gold	Yokohama Metal Co., Ltd.	Japan	CID002129

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158

Tin	Yunnan Tin Company Limited	China	CID002180

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243

Gold	Morris and Watson	New Zealand	CID002282

Gold	SAFINA A.S.	Czechia	CID002290

Gold	Guangdong Jinding Gold Limited	China	CID002312

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313

Gold	Umicore Precious Metals Thailand	Thailand	CID002314

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321

Tin	CV Venus Inti Perkasa	Indonesia	CID002455

Gold	Geib Refining Corporation	United States of America	CID002459

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468

Tin	PT Tirus Putra Mandiri	Indonesia	CID002478

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494

Tin	Melt Metais e Ligas S.A.	Brazil	CID002500

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503

Tantalum	D Block Metals, LLC	United States of America	CID002504

Tantalum	FIR Metals & Resource Ltd.	China	CID002505

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508

Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515

Gold	Singway Technology Co., Ltd.	Taiwan	CID002516

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517

Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527

Tantalum	KEMET Blue Metals	Mexico	CID002539

Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542

Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543

Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547

Tantalum	H.C. Starck Inc.	United States of America	CID002548

Tantalum	H.C. Starck Ltd.	Japan	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551

Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557

Tantalum	Global Advanced Metals Aizu	Japan	CID002558

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560

Gold	Emirates Gold DMCC	United Arab Emirates	CID002561

Gold	International Precious Metal Refiners	United Arab Emirates	CID002562

Gold	Kaloti Precious Metals	United Arab Emirates	CID002563

Gold	Sudan Gold Refinery	Sudan	CID002567

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574

Gold	T.C.A S.p.A	Italy	CID002580

Gold	REMONDIS PMR B.V.	Netherlands	CID002582

Gold	Fujairah Gold FZC	United Arab Emirates	CID002584

Gold	Industrial Refining Company	Belgium	CID002587

Gold	Shirpur Gold Refinery Ltd.	India	CID002588

Tungsten	Niagara Refining LLC	United States of America	CID002589

Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605

Gold	Marsam Metals	Brazil	CID002606

Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615

Tungsten	China Molybdenum Co., Ltd.	China	CID002641

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645

Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649

Tin	PT Cipta Persada Mulia	Indonesia	CID002696

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703

Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706

Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707

Gold	Abington Reldan Metals, LLC	United States of America	CID002708

Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724

Tin	Super Ligas	Brazil	CID002756

Gold	SAAMP	France	CID002761

Gold	L’Orfebre S.A.	Andorra	CID002762

Gold	8853 S.p.A.	Italy	CID002763

Gold	Italpreziosi	Italy	CID002765

Tin	Metallo Belgium N.V.	Belgium	CID002773

Tin	Metallo Spain S.L.U.	Spain	CID002774

Gold	WIELAND Edelmetalle GmbH	Germany	CID002778

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779

Tin	PT Sukses Inti Makmur	Indonesia	CID002816

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830

Tungsten	ACL Metais Eireli	Brazil	CID002833

Tin	PT Menara Cipta Mulia	Indonesia	CID002835

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842

Tungsten	Moliren Ltd.	Russian Federation	CID002845

Gold	AU Traders and Refiners	South Africa	CID002850

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852

Gold	Sai Refinery	India	CID002853

Gold	Modeltech Sdn Bhd	Malaysia	CID002857

Tin	Modeltech Sdn Bhd	Malaysia	CID002858

Gold	Bangalore Refinery	India	CID002863

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867

Gold	Pease & Curren	United States of America	CID002872

Gold	JALAN & Company	India	CID002893

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918

Gold	Planta Recuperadora de Metales SpA	Chile	CID002919

Gold	Safimet S.p.A	Italy	CID002973

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153

Gold	African Gold Refinery	Uganda	CID003185

Gold	Gold Coast Refinery	Ghana	CID003186

Gold	NH Recytech Company	Korea, Republic of	CID003189

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190

Tin	PT Bangka Serumpun	Indonesia	CID003205

Tin	Pongpipat Company Limited	Myanmar	CID003208

Gold	QG Refining, LLC	United States of America	CID003324

Tin	Tin Technology & Refining	United States of America	CID003325

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	CID003379

Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381

Gold	CGR Metalloys Pvt Ltd.	India	CID003382

Gold	Sovereign Metals	India	CID003383

Tin	Luna Smelter, Ltd.	Rwanda	CID003387

Tungsten	KGETS Co., Ltd.	Korea, Republic of	CID003388

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401

Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408

Tin	Precious Minerals and Smelting Limited	India	CID003409

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416

Tungsten	GEM Co., Ltd.	China	CID003417

Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427

Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449

Gold	Augmont Enterprises Private Limited	India	CID003461

Gold	Kundan Care Products Ltd.	India	CID003463

Tungsten	Cronimet Brasil Ltda	Brazil	CID003468

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490

Gold	K.A. Rasmussen	Norway	CID003497

Gold	Alexy Metals	United States of America	CID003500

Tin	CRM Synergies	Spain	CID003524

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529

Gold	Sellem Industries Ltd.	Mauritania	CID003540

Gold	MD Overseas	India	CID003548

Tungsten	Artek LLC	Russian Federation	CID003553

Gold	Metallix Refining Inc.	United States of America	CID003557

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583

Tungsten	Fujian Xinlu Tungsten	China	CID003609

Tungsten	OOO “Technolom” 2	Russian Federation	CID003612

Tungsten	OOO “Technolom” 1	Russian Federation	CID003614

Gold	WEEEREFINING	France	CID003615

Gold	Value Trading	Belgium	CID003617

Annex 2

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this list is also based on the responses collected at a company level and not a products level. Therefore, the countries of origin can only be linked to the companies that supply our products and cannot be traced to our products specifically.

Country List

Afghanistan	France	Panama

Åland Islands	Germany	Papua New Guinea

Albania	Ghana	Peru

American Samoa	Guinea	Philippines

Andorra	Guyana	Poland

Angola	Hong Kong	Portugal

Argentina	Hungary	Russian Federation

Armenia	India	Rwanda

Australia	Indonesia	Saudi Arabia

Austria	Ireland	Sierra Leone

Belarus	Israel	Singapore

Belgium	Italy	Slovakia

Bermuda	Japan	Slovenia

Bolivia (Plurinational State of)	Kazakhstan	South Africa

Brazil	Kenya	South Sudan

Bulgaria	Korea	Spain

Burundi	Kyrgyzstan	Sudan

Cambodia	Liberia	Suriname

Canada	Lithuania	Sweden

Central African Republic	Luxembourg	Switzerland

Chile	Madagascar	Taiwan

China	Malaysia	Tajikistan

Colombia	Mali	Tanzania

Congo	Mauritania	Thailand

Democratic Republic of Congo	Mexico	Turkey

Djibouti	Mongolia	Uganda

Dominica	Morocco	United Arab Emirates

Dominican Republic	Mozambique	United Kingdom

Ecuador	Myanmar	United States

Egypt	Namibia	Uzbekistan

Eritrea	Netherlands	Viet Nam

Estonia	New Zealand	Zambia

Ethiopia	Niger	Zimbabwe

Finland	Nigeria